Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1MEF of our report dated September 18, 2009, relating to the consolidated financial statements of HF Financial Corp., which are incorporated by reference into the Registration Statement on Form S-1 as amended (No. 333-162018) and the related prospectus.  We also consent to the reference to us under the heading “Experts” in the prospectus incorporated by reference into this Registration Statement on Form S-1MEF.

/s/ Eide Bailly LLP

Sioux Falls, South Dakota
November 19, 2009